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                                                              EXHIBIT (10)(iii)


                                KCS ENERGY, INC.

                     2001 EMPLOYEES AND DIRECTORS STOCK PLAN



         Section 1. Purpose and Scope of the Plan.

                  1.1. Purpose. The purpose of the Plan is to promote the long-term success of the Company and the Subsidiaries by providing financial incentives to those key Employees and non-Employee directors who are in a position to make significant contributions toward such success. The Plan is designed (i) to attract individuals of outstanding ability to employment with the Company and the Subsidiaries, (ii) to encourage key Employees and non-Employee directors to acquire a proprietary interest in the Company and thereby align their interests more closely with the interests of the stockholders of the Company, (iii) to provide incentives for key Employees to continue employment with the Company and the Subsidiaries, (iv) to encourage and reward superior performance by key Employees, and (v) to assist the Company in securing and retaining highly qualified persons to serve as non-Employee directors, in which position they may contribute to the long-term growth and profitability of the Company, by affording such persons an opportunity to acquire Common Stock.

                  1.2. Definitions. Unless the context clearly indicates otherwise, the following terms have the meanings set forth below:

                       1.2.1. "Award Date" means, for any Bonus Period, the later to occur of (i) March 15 following the end of that Bonus Period or (ii) the date on which the Auditors render their opinion on the financial statements of the Company for the Company's third fiscal year in that Bonus Period.

                       1.2.2. "Award Determination Date" means January 1 of any year while this Plan is in effect.

                       1.2.3. "Auditors" means the independent certified public accountants engaged to audit the financial statements of the Company as of the Award Date.

                       1.2.4. "Board of Directors" means the Board of Directors of the Company as constituted from time to time.


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                       1.2.5. "Bonus Stock" means Common Stock awarded pursuant
to the Stock Bonus.

                       1.2.6. "Bonus Period" means the period beginning on an Award Determination Date and ending on the day prior to the third anniversary thereof.

                       1.2.7. "Code" means the Internal Revenue Code of 1986, as amended.

                       1.2.8. "Committee" means the Executive Compensation Committee of the Board of Directors, which committee shall be composed of not less than three directors, each of whom qualifies as a disinterested person under Rule 16b-3 of the Securities and Exchange Commission.

                       1.2.9. "Common Stock" means the common stock of the Company, $0.01 par value.

                       1.2.10. "Company" means KCS Energy, Inc., a Delaware corporation.

                       1.2.11. "Election Period" means the period beginning on the third business day following the date on which the Company files its quarterly or annual financial statements with the Securities and Exchange Commission, and ending on the twelfth business day following such filing date.

                       1.2.12. "Employees" includes any employee of the Company or a Subsidiary and shall include any director who is also an employee.

                       1.2.13. "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule thereunder will be deemed to include successor provisions thereto and rules thereunder.

                       1.2.14. "Fair Market Value" of a share of Common Stock on any particular date shall be determined as follows:

                             1.2.14.1. If the principal market for the Common
Stock (the "Market") is a national securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market, the last sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Common Stock as reported for such Market on such date or, if no such quotation is made on such date, the last sale price or quotation, as applicable, on the next preceding day on which there were sales or quotations, provided that such sales


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or quotations shall have been made within the ten (10) business days preceding the applicable date;

                             1.2.14.2. If the Market is the NASDAQ National
List, the NASDAQ Supplemental List or another market, the average of the high bid and low asked price for Common Stock on the applicable date, or, if no such quotations shall have been made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date; or,

                             1.2.14.3. In the event that neither Section
1.2.14.1 nor Section 1.2.14.2 shall apply, the Fair Market Value of a share of Common Stock on any particular date shall be determined by the Committee.

                       1.2.15. "First Award Distribution Date" means, for any Bonus Period, March 15 following the fourth anniversary of the Award Determination Date for that Bonus Period.

                       1.2.16. "Grant Date", as used with respect to a grant of a particular Option, Stock Appreciation Right or share of Restricted Stock, means the date as of which such Option, Stock Appreciation Right or share of Restricted Stock is granted pursuant to the Plan.

                       1.2.17. "Grantee" means the individual to whom an Option, share of Retainer Stock, Stock Appreciation Right or share of Restricted Stock is granted pursuant to the Plan.

                       1.2.18. "Incentive Stock Option" means an option that qualifies as an "incentive stock option" as described in Section 422 of the Code.

                       1.2.19. "Option" means an option, granted pursuant to
Section 2, to purchase shares of Common Stock and which shall be designated as either an Incentive Stock Option or a Supplemental Stock Option.

                       1.2.20. "Option Period" means the period beginning on the Grant Date and ending the day prior to the tenth anniversary of the Grant Date.

                       1.2.21. "Plan" means the 2001 Employees and Directors Stock Plan as set forth herein, as it may be amended from time to time.


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                       1.2.22. "President" means the person serving as President
of the Company at the time of any action required to be taken by the President under the Plan.

                       1.2.23. "Retainer" means the annual fee payable to a non-Employee director of the Corporation for service on the Board of Directors which is fixed from time to time by the Board of Directors, excluding (i) any annual fee payable for service on any committee of the Board of Directors or for service as Chairman of any committee of the Board of Directors, (ii) meeting fees payable for the attendance at meetings of the Board of Directors or its committees for the relevant year, and (iii) any Options such non-Employee director is eligible to receive or is granted under this Plan.

                       1.2.24. "Retainer Stock" means any Common Stock issuable pursuant to Section 3 hereof.

                       1.2.25. "Retirement" means the Grantee's termination of employment with the Company or a Subsidiary with the intention of not seeking any gainful activity in the future for reasons other than physical or mental disability.

                       1.2.26. "Restricted Stock" means any restricted Common Stock granted by the Committee pursuant to Section 5.

                       1.2.27. "Second Award Distribution Date" means, for any Bonus Period, March 15 following the fifth anniversary of the Award Determination Date for that Bonus Period.

                       1.2.28. "Stock Appreciation Right" or "SAR" means the right, granted by the Committee pursuant to Section 4 hereof, to receive payment equal to the net increase, if any, in the Fair Market Value of a share of Common Stock from the Grant Date of such right to the date such right is exercised.

                       1.2.29. "Stock Bonus" means the bonus granted by the Committee pursuant to Section 6.

                       1.2.30. "Stock Bonus Designee" means any key Employee of the Company and/or any Subsidiary designated to receive the Stock Bonus pursuant to Section 6.

                       1.2.31. "Subsidiaries" means any and all corporations with respect to which fifty percent (50%) or more of the total combined voting power of all classes of capital stock is owned either by (i) the Company or (ii) one or more other corporations qualifying as a Subsidiary under clause (i).


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                       1.2.32. "Supplemental Stock Option" means any Option
granted under this Plan, other than an Incentive Stock Option.

                       1.2.33. "Total and Permanent Disability", as applied to a Grantee, means that the Grantee has established to the satisfaction of the Committee that the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months (all within the meaning of Section 22(e)(3) of the Code).

                  1.3. Aggregate Limitation.

                       1.3.1. The aggregate number of shares of Common Stock with respect to which Options, Retainer Stock, SARs, Restricted Stock or Stock Bonuses may be granted under the Plan shall not exceed 4,362,868 shares of Common Stock, subject to adjustment in accordance with Section 7.1 hereof.

                       1.3.2. Any shares of Common Stock to be delivered by the Company upon the exercise of Options and SARs, as Retainer Stock, or upon the lapse of restrictions applicable to Restricted Stock or Bonus Stock, shall be issued from authorized but unissued shares of Common Stock or from Common Stock held by the Company as treasury stock, at the discretion of the Board of Directors.

                       1.3.3. In the event that any grant of Options, SARs, Restricted Stock or Stock Bonuses hereunder lapses or otherwise terminates prior to being fully exercised or is otherwise forfeited, any share of Common Stock allocable to the unexercised or forfeited portion of such grant may again be made subject to a grant of Options, Retainer Stock, SARs, Restricted Stock or Stock Bonuses; provided, however, that the calculation of shares of Common Stock issued or subject to Options or SARs under the Plan against the number of shares of Common Stock reserved and available for issuance under the Plan shall in all respects comply with applicable requirements of Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3").

                  1.4. Administration of the Plan With Respect to Employees.

                       1.4.1. The Plan with respect to Employees shall be administered by the Committee which shall have the authority:

                              1.4.1.1. To determine the identity of key
Employees of the Company and the Subsidiaries to whom, and the times at which, Options, SARs, Restricted Stock, and Bonus Stock shall be granted and the number of shares of Common


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Stock to be subject to each such Option, SAR, Restricted Stock, and Bonus Stock grant, taking into account the nature of the services rendered by the particular Employee, the Employee's potential contribution to the long-term success of the Company and the Subsidiaries and such other factors as the Committee in its discretion shall deem relevant;

                              1.4.1.2. to interpret the Plan and to establish
rules and regulations relating to it;

                              1.4.1.3. to prescribe the terms and provisions of
the agreements for the grant of Options, SARs, Restricted Stock, and Stock Bonuses (which need not be identical);

                              1.4.1.4. to make all other determinations
necessary or advisable in order to administer the Plan;

                              1.4.1.5. to determine the time or times when each
Option or SAR, or part of either thereof, may be exercised, within the limits stated in the Plan; and

                              1.4.1.6. subject to Sections 5.1 and 6.4, to
determine the term of the Restricted Period (as defined in Section 5.1) and any other conditions applicable to Restricted Stock and Bonus Stock.

                       1.4.2. All decisions of the Committee upon questions concerning the matters set forth in Section 1.4.1 shall be conclusive.

                  1.5. Administration of the Plan With Respect to Non-Employee Directors. The Plan with respect to non-Employee directors shall be administered by the President. Grants of Options or Retainer Stock to such directors, and the amount and nature of such grants, shall be automatic as provided in Sections
2.1.2 and 3. All questions of interpretation of the Plan with respect to, or any grants of Options or Retainer Stock to, non-Employee directors under the Plan shall be determined by the President, and such determination shall be final and binding upon all persons having an interest in the Plan. Notwithstanding anything herein to the contrary, the President shall have no power (i) to determine the eligibility of non-Employee directors for Option or Retainer Stock grants, (ii) to determine the number of Options or shares of Retainer Stock, or the time or value of any Option or Retainer Stock, granted to a non-Employee director, or (iii) to take any action specifically delegated to the Board of Directors or the Committee under the Plan.


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                  1.6. Eligibility for Awards.

                       1.6.1. Employees. The Committee shall designate from time to time the key Employees of the Company and the Subsidiaries who, based on their current and potential contribution to the success of the Company, are to be granted Options, SARs, Restricted Stock, and Bonus Stock. Except as provided in Section 1.6.2, in no event may a member of the Committee or any non-Employee director of the Company be granted an Option, Restricted Stock or a Stock Bonus.

                       1.6.2. Non-employee Directors. Each director of the Company who, on any date on which an Option or Retainer Stock is granted pursuant to Sections 2.1.2 or 3, is not an Employee of the Company or a Subsidiary, will be eligible to receive Options or Retainer Stock so granted under the Plan; provided, however, that no Incentive Stock Option may be issued to such non-Employee director; and provided, further that no director who was appointed or nominated pursuant to the terms of any debt instrument, preferred stock, underwriting agreement, or other contract entered into by the Company will be eligible to participate in the Plan.

         Section 2. Stock Options.

                  2.1. Grant of Options.

                       2.1.1. Employee Options. The Committee may from time to time, subject to the provisions of the Plan, grant to key Employees of the Company and the Subsidiaries Options to purchase shares of Common Stock allotted in accordance with Sections 1.3 and 1.4 hereof. The Committee may designate what portion, if any, of an Option is an Incentive Stock Option. Any portion of an Option that is not designated as an Incentive Stock Option shall be a Supplemental Stock Option and shall satisfy the requirements of Section 2.2 hereof, but shall not be subject to the requirements of Section 2.3 hereof.

                       2.1.2. Non-Employee Director Options. A Supplemental Stock Option to purchase 1,000 shares of Common Stock will be granted each year during the term of the Plan, at the close of business on the date on which the annual meeting of shareholders of the Company is held, to each non-Employee director who is then eligible for such grant under Section 1.6.2 hereof.

                  2.2. Option Requirements.

                       2.2.1. An Option shall be evidenced by a written instrument specifying the number of shares of Common Stock that may be purchased upon its


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exercise and containing such terms and conditions consistent with the Plan as the Committee (with respect to Employee Options) or the Board of Directors (with respect to non-Employee director Options) shall determine.

                       2.2.2. No Option shall be granted on or after the tenth anniversary of the effective date of the Plan.

                       2.2.3. An Option shall not be exercisable after the expiration of the Option Period.

                       2.2.4. The Committee may provide, in the instrument evidencing an Option granted to an Employee, for the lapse of the Option, prior to the expiration of the Option Period, upon the occurrence of any event specified by the Committee.

                       2.2.5. An Option price per share of Common Stock shall not be less than the Fair Market Value of a share of Common Stock on the Grant Date.

                       2.2.6. An Option shall not be transferable other than by will or the laws of descent and distribution (or to a designated beneficiary in the event of a Grantee's death) and, if then required by Rule 16b-3, an Option shall be exercisable during the Grantee's lifetime only by the Grantee or his or her guardian or legal representative, provided that such transfer or exercise complies with the requirements for exemption from Section 16(b) of the Exchange Act and, with respect to an Incentive Stock Option, the requirements of Section 422(b)(5) of the Code.

                       2.2.7. Lapse of Options.

                              2.2.7.1. Employees. In the event of Retirement,
the Option shall lapse at the earlier of the expiration of the term of the Option or three (3) months after the date the Grantee ceases employment with the Company because of his or her Retirement. In the event of voluntary termination of employment at the election of the Grantee or termination at the election of the Company, all Options and SARs shall lapse forthwith. In the event of termination due to death or Total and Permanent Disability, all Options and SARs shall lapse at the earlier of the expiration of the term of the Option or one
(1) year after termination due to such causes; provided, however, that if termination was due to death, any Incentive Stock Options must be exercised within six (6) months of the date of death.


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                              2.2.7.2. Non-Employee Directors. Each Option shall
lapse (i) one (1) month after the Grantee ceases to serve as a director of the Company for any reason other than death or (ii) six (6) months after the Grantee's death.

                       2.2.8. A person electing to exercise an Option shall give written notice, in such form as the Committee may require, of such election to the Company and shall tender to the Company the full purchase price of the shares of Common Stock for which the election is made. Payment of the purchase price shall be made in cash or in such other form as the Company may approve, including shares of Common Stock of the Company valued at the Fair Market Value on the date of exercise of the Option. Notwithstanding anything herein to the contrary, a non-Employee director shall be entitled to pay the Option Price (i) in cash, (ii) by surrender of shares of Common Stock acquired by the Grantee at least one (1) year prior to the exercise date and having a Fair Market Value at the time of exercise of the Option equal to the Option price, or (iii) a combination of cash and such shares of Common Stock.

                       2.2.9. As soon as practicable after the receipt of such written notice and full payment, the Company will deliver to the Grantee or another person exercising the Option as permitted under Section 2.2.6 one or more certificates for the requisite number of shares of Common Stock.

                       2.2.10. A Grantee to whom Common Stock is issued pursuant to this Section 2 will have all the rights of a holder of Common Stock, including the right to receive dividends paid on such Common Stock and the right to vote such Common Stock at meetings of shareholders of the Company from and after the date of such issuance.

                       2.2.11. The exercise or lapse of any number of SARs shall cause a corresponding reduction in the number of shares of Common Stock then available for purchase by exercise of the related Option.

                  2.3. Incentive Stock Option Requirements. An Option designated by the Committee as an Incentive Stock Option is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code and shall satisfy, in addition to the conditions of Section 2.2 hereof, the conditions set forth in this Section 2.3.

                       2.3.1. An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock (taking into account the attribution rules of Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or its subsidiaries, as


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defined in Section 424(f) of the Code) unless the Option price is equal to at least one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the Grant Date, and the option is not exercisable after five (5) years from the Grant Date.

                       2.3.2. The aggregate Fair Market Value, determined on the Grant Date, of the shares of Common Stock which first become exercisable by any Grantee in any calendar year and which are Incentive Stock Options shall not exceed $100,000 in any calendar year.

                  Section 3. Retainer Stock. During the term of this Plan, fifty percent (50%) of the Retainer shall be payable in Common Stock in lieu of cash, to the extent and subject to the terms and conditions set forth below.

                       3.1. Annual Stock Payment. The number of shares of Common Stock to be issued pursuant to this Section 3 will be equal to (i) fifty percent (50%) of the amount of the Retainer for the relevant year divided by (ii) the Fair Market Value per share of Common Stock. No fractional shares will be issued; instead, the Fair Market Value of such fractional shares shall be paid in cash to the director. As promptly as practicable after the number of shares to be issued under this Section 3 is determined, the Company will deliver to the director one or more certificates representing shares of Common Stock issued to such director pursuant to this Section 3, registered in the name of the director (or, if requested by the director, in joint names of the director and his or her spouse). No payment will be required from the director upon the issuance or delivery of any Common Stock pursuant to this Section 3, except as provided in
Section 7.7.

                       3.2. Rights of Director. A director to whom Common Stock is issued pursuant to this Section 3 will have all the rights of a holder of Common Stock, including the right to receive dividends paid on such Common Stock and the right to vote such Common Stock at meetings of shareholders of the Company from and after the date of such issuance.

                  Section 4. Stock Appreciation Rights.

                       4.1. Grant of Rights.

                            4.1.1. In relation to any Option granted, the
Committee may grant a Stock Appreciation Right with respect to all or any part of the shares of Common Stock that may be purchased by the exercise of the Option.

                            4.1.2. Upon exercise of a Stock Appreciation Right
(which exercise shall, unless the Committee otherwise consents, be made only during an Election


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Period), the Company shall pay the amount, if any, by which the Fair Market
Value of a share of Common Stock on the date of exercise exceeds the Fair Market Value of a share of Common Stock on the Grant Date, but in no event shall such payment exceed one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date. A Stock Appreciation Right shall not be exercisable if the Fair Market Value of a share of Common Stock on the Grant Date exceeds the Fair Market Value of such share of Common Stock on the date of exercise.

                       4.1.3. Payment with respect to the exercise of a Stock Appreciation Right shall be made in shares of Common Stock, valued at Fair Market Value on the date of exercise, or, in the sole discretion of the Committee, in cash, or partly in cash and partly in shares of Common Stock.

                  4.2. Rights Requirements.

                       4.2.1. Stock Appreciation Rights shall be evidenced by a written instrument containing such terms and conditions consistent with the Plan as the Committee shall determine.

                       4.2.2. Stock Appreciation Rights granted in relation to an Option shall be exercisable only to the extent the Option is exercisable.

                       4.2.3. A person electing to exercise Stock Appreciation Rights shall give written notice, in such form as the Committee may require, of such election to the Company.

                       4.2.4. The exercise or lapse of an Option to purchase any number of shares of Common Stock shall cause a proportionate reduction in the number of related Stock Appreciation Rights.

                       4.2.5. Stock Appreciation Rights shall not be transferable other than by will or the laws of descent and distribution and, during the Grantee's lifetime, the Stock Appreciation Rights shall be exercisable only by the Grantee; except that the Committee may permit:

                              4.2.5.1. exercise, during the Grantee's lifetime,
by the Grantee's guardian or legal representative; and

                              4.2.5.2. transfer, upon the Grantee's death, to
beneficiaries designated by the Grantee in a manner authorized by the Committee;


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provided that the Committee determines that such exercise or such transfer complies with requirements for exemption from Section 16(b) of the Exchange Act and, with respect to a Stock Appreciation Right granted in tandem with an Incentive Stock Option, the requirements of Section 422(b)(5) of the Code.

                  Section 5. Restricted Stock.

                       5.1. Grant of Restricted Stock. The Committee may from time to time, subject to the provisions of the Plan, grant Restricted Stock to key Employees of the Company and the Subsidiaries. At the time an award of Restricted Stock is made, the Committee shall establish a period of time (the "Restricted Period") applicable to such award, which shall not be less than three (3) years, nor more than five (5) years unless the award is accompanied by performance standards. In the latter event, the Restricted Period shall not be less than one (1) year, nor more than five (5) years. Subject to the foregoing limitation, each award of Restricted Stock may have a different Restricted Period. Notwithstanding the foregoing or anything in Section 5.2 to the contrary, all restrictions shall lapse or terminate with respect to all Restricted Stock upon death or Total and Permanent Disability or Retirement of the Grantee.

                       5.2. Restricted Stock Requirements. Upon the grant of an award of Restricted Stock, a stock certificate representing the number of shares of Common Stock equal to the number of shares of Restricted Stock granted to a Grantee shall be registered in the Grantee's name but shall be held by the Company for the Grantee's account. The Grantee shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock, except that the following restrictions shall apply: (i) the Grantee shall not be entitled to delivery of the certificate until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee; (ii) none of the Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any other conditions prescribed by the Committee; and (iii) unless otherwise determined by the Committee, all of the Restricted Stock shall be forfeited and all the rights of the Grantee to such Restricted Stock shall terminate without further obligation on the part of the Company unless the Grantee has remained a regular full-time employee of the Company, the Subsidiaries or any combination thereof until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee applicable to such Restricted Stock. At the discretion of the Committee, cash and stock dividends with respect to the Restricted Stock may be either currently paid or withheld by the Company for the Grantee's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Cash or stock dividends so withheld by the Committee shall not be subject to forfeiture. Upon the forfeiture of any Restricted Stock, such forfeited Restricted Stock shall be transferred to


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the Company without further action by the Grantee. The Grantee shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to Section 6.1.

                       5.3. Lapse of Restrictions. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of any restrictions except those that may be imposed by law, to the Grantee or the Grantee's beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share in cash to the Grantee or the Grantee's beneficiary or estate, as the case may be. No payment will be required from the Grantee upon the issuance or delivery of any Common Stock pursuant to this Section 5.3, except as provided in Section 7.7.

                  Section 6. Stock Bonus.

                       6.1. Designation of Eligible Employees; Manner of Payment. The Committee may, prior to or during any Bonus Period, designate the Stock Bonus Designees eligible to receive a Stock Bonus for such Bonus Period. All Stock Bonuses shall be paid in Bonus Stock.

                       6.2. Amount of Stock Bonus. The number of shares of Bonus Stock which a Stock Bonus Designee shall be eligible to receive for a Bonus Period equals (i) a portion (as determined by the Committee) of the Stock Bonus Designee's annual base salary on the Award Determination Date for that Bonus Period (exclusive of any bonuses, cash or non-cash consideration paid under benefit plans, perquisites or other non-salary compensation), divided by (ii) the Fair Market Value of Common Stock on the Award Determination Date for that Bonus Period. The Company shall not issue fractional shares of Bonus Stock, but will pay in cash, in lieu thereof, fifty percent (50%) of the Fair Market Value of such fractional shares on the First Award Distribution Date for that Bonus Period (if the Stock Bonus Designee continues to be employed by the Company or the Subsidiaries on such date) and fifty percent (50%) of such Fair Market Value on the Second Award Distribution Date for that Bonus Period (if the Stock Bonus Designee continues to be employed by the Company or the Subsidiaries on such date).

                       6.3. Award of Stock Bonus. A Stock Bonus Designee eligible to receive Bonus Stock for a Bonus Period shall be awarded Bonus Stock on the Award Date for that Bonus Period only if:


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                            6.3.1. The Stock Bonus Designee shall remain a
regular full-time employee of the Company or the Subsidiaries through such Award Date; and

                            6.3.2. The Stock Bonus Designee's employer attains
the financial goals established for that entity during such Bonus Period, as established by the Committee. The determination as to the satisfaction of such financial goals shall be made by the Committee on the Award Date for that Bonus Period, provided that the Committee shall be entitled to submit any questions regarding satisfaction of such financial goals to the Auditors, and the Committee shall be entitled to conclusively rely upon any decision made by the Auditors regarding such questions. In the event that a Stock Bonus Designee's employment during the Bonus Period shall be transferred among the Company and its Subsidiaries, the Committee may make adjustments to the amount of the Stock Bonus and/or set new or different performance standards for the Stock Bonus Designee's new employer, upon written notification to the Stock Bonus Designee.

                  6.4. Restrictions. The Bonus Stock issued pursuant to Section
6.3 shall be held and shall be subject to the restrictions imposed on Restricted Stock pursuant to Section 5.2, provided that the Restricted Period for Bonus Stock shall be:

                       6.4.1. As to fifty percent (50%) of the Bonus Stock, the First Award Distribution Date for the Bonus Period; and

                       6.4.2. As to the remaining fifty percent (50%) of the Bonus Stock, the Second Award Distribution Date for that Bonus Period.

                  6.5. Lapse of Restrictions. Upon the expiration or termination of the Restricted Period set forth in Section 6.4 with respect to Bonus Stock and the satisfaction of any other conditions prescribed by the Committee, or upon the death or Total and Permanent Disability or Retirement of a Stock Bonus Designee after an award of Bonus Stock, the restrictions applicable to the Bonus Stock shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of any restrictions except those that may be imposed by law, to the Stock Bonus Designee or the Stock Bonus Designee's beneficiary or estate, as the case may be. No payment will be required from the Stock Bonus Designee upon the issuance or delivery of any Common Stock pursuant to this Section 6.5, except as provided in Section 7.7.


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


                  Section 7. General Provisions.

                         7.1. Adjustment Provisions.

                              7.1.1. If:

                                    7.1.1.1. any recapitalization,
reclassification, spinoff, combination, repurchase, stock split or reverse split or consolidation of Common Stock is effected;

                                    7.1.1.2. the outstanding shares of Common
Stock are exchanged, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation;

                                    7.1.1.3. new, different or additional shares
or other securities of the Company or of another corporation are received by the holders of Common Stock; or

                                    7.1.1.4. any distribution is made to the
holders of the Common Stock other than a cash dividend;

then the Board of Directors shall make appropriate adjustments to:

                                       7.1.1.4.1. the number and class of shares
or other securities that may be issued or transferred pursuant to Section 3 hereof or pursuant to outstanding Options, SARs, awards of Restricted Stock or awards of Bonus Stock;

                                       7.1.1.4.2. the number and class of shares
or other securities available for issuance under the Plan; and

                                       7.1.1.4.3. the purchase price to be paid
per share under outstanding Options, the number of shares to be issued pursuant to Section 3, or the amount to be paid by the Company upon an exercise of an SAR under Section 4.1.2.

                              7.1.2. Upon the dissolution or liquidation of the
Company, the Plan shall terminate, and all Options, SARs, Restricted Stock and Bonus Stock previously granted shall lapse on the date of such dissolution or liquidation.


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


                              7.1.3. Adjustments under Section 7.1.1 shall be
made at the sole discretion of the Board of Directors, and its decision shall be binding and conclusive, subject to any legally required approval of any other person or entity.

                              7.1.4. Except as provided in Section 7.1.1, the
issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect the Options, Retainer Stock, SARs, Restricted Stock or Bonus Stock.

                  7.2. Additional Conditions. Any shares of Common Stock issued or transferred under any provision of the Plan may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee or the Board of Directors may impose.

                  7.3. No Right to Employment or Directorship. Nothing in the Plan or in any instrument executed pursuant hereto shall confer upon any Employee or director any right to continue in the employ of the Company or the Subsidiaries, or to serve as a director of the Company, or shall affect the right of the Company or the Subsidiaries to terminate the employment of any Employee, with or without cause.

                  7.4. Legal Restrictions. The Company will not be obligated to issue shares of Common Stock or make any payment pursuant to the Plan if counsel to the Company determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange or automated quotation system upon which the Common Stock is then listed or quoted. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances and take any actions satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements. The Company shall in no event be obligated to take any action in order to cause the exercise of any Option or SAR.

                  7.5. No Rights as Shareholders. Except as provided herein with respect to Retainer Stock, Restricted Stock and Bonus Stock, no Grantee or Stock Bonus Designee, and no beneficiary or other person claiming through a Grantee or Stock Bonus Designee, shall have any interest in any shares of Common Stock allocated for the purposes of the Plan or subject to any Option or SAR until such shares of Common Stock shall have been transferred to the Grantee or such person. Furthermore, the existence of the Options, SARs, Restricted Stock or Bonus Stock shall not affect the right or power of the Company or its shareholders to (i) make adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business;

(ii) issue any bonds, debentures, preferred or prior preference stocks affecting the Common Stock of the Company or the rights thereof; (iii) dissolve or liquidate the Company, or effectuate a sale or transfer of all or any part of its assets or business; or (iv) take any other corporate action, whether of a similar character or otherwise.

                  7.6. Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. Each instrument evidencing grant of an Incentive Stock Option shall require the Grantee to notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualified dispositions) within ten (10) days of such disposition.

                  7.7. Withholding Taxes.

                       7.7.1. Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

                       7.7.2. Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the Grantee or Stock Bonus Designee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto.

                  7.8. Choice of Law. The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Delaware. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Delaware without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought.

                  7.9. Changes to the Plan and Awards.

                       7.9.1. Changes to the Plan. The Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan or authority to grant Options or issue Common Stock under the Plan without the consent of stockholders or Grantees, except that any such amendment, alteration, suspension, discontinuation, or termination will be subject to the approval of the Company's stockholders within one (1) year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, or if the Board of Directors in its discretion determines that obtaining such stockholder approval is for any reason advisable; provided, however, that, without the consent of any affected Grantee, no such amendment, alteration, suspension, discontinuation, or termination may impair the rights of such Grantee under any Option or Common Stock theretofore granted or issued to him or her hereunder; and provided further, that any Plan provision that specifies the Grantees who may receive Options or Common Stock, the amount and price of securities to be awarded to such Grantees and the time of awards of such Grantees, or is otherwise a "plan provision" within the meaning of Rule 16b-3(c)(2)(ii)(B), shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

                        7.9.2. Changes to Outstanding Awards. Except as limited under Section 7.9.1, the Board of Directors may amend, alter, suspend, discontinue, or terminate any award theretofore granted hereunder and any agreement relating thereto, provided, however, that, without the consent of the affected Grantee, no such amendment, alteration, suspension, discontinuation, or termination may impair the rights of such Grantee under or with respect to any award theretofore granted or paid to him or her or any agreement relating thereto.

                  7.10. Compliance with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 in connection with any award to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan or any agreement relating to an award does not comply with the requirements of Rule 16b-3 as then applicable to any such person, or would cause any Grantee to no longer be deemed a "disinterested person" within the meaning of Rule 16b-3, such provision will be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person. In addition, the Board of Directors shall have no authority to make any amendment, alteration, suspension, discontinuation, or termination of the Plan or any agreement hereunder or take other action if such authority would cause a Grantee's transactions under the Plan to not be exempt, or Grantees to no longer be deemed "disinterested persons," under Rule 16b-3.

                  7.11. Effective Date and Duration of Plan. The Plan will be effective upon confirmation of the Company's Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code in In re KCS Energy, Inc., et al., Debtors, Case No.

00-0028 (PJW) and Case Nos., 00-0310 (PJW) through 00-0318 (PJW). The Plan will remain in effect until the earlier of (i) tenth anniversary of its effective date, (ii) termination of the Plan pursuant to Section 6.9.1, or (iii) such time as no Common Stock remains available for issuance under the Plan and the Company has no further rights or obligations under the Plan with respect to awards granted or paid under the Plan.


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